Item 77I - DWS Short-Term Municipal Bond Fund (a series of DWS Advisor Funds)

Effective October 23, 2006, the Investment Class shares of the Fund converted into Class S shares of the Fund. The conversion was not a taxable event for shareholders.

The advisor agreed to implement expense caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30, 2007.

The characteristics and features of Investment Class and Class S shares are similar, except as noted below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.



Class B shareholders of the Fund approved a proposal to convert the fund's Shareholder Services Agreement to a Rule 12b-1 Plan. As a result of this change, total fees charged for distribution and shareholder servicing services remain the same, although for Class B shareholders, the service fee is now a Rule 12b-1 service fee and the fee table in the section entitled "How Much Investors Pay" has been changed accordingly.

C:\Documents and Settings\e403291\Local Settings\Temporary
Internet Files\OLK30C\Item 77I - Short-Term Municipal Bond
Fund.rtf

Item 77I - DWS Short Duration Fund (a series of DWS
Advisor Funds)

Effective October 23, 2006, the Investment Class shares of the Fund were renamed Class S shares.

The characteristics and features of Investment Class and Class S shares are similar, except as noted below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.



Class B and C shareholders of the Fund approved a proposal to convert the fund's Shareholder Services Agreement to a Rule 12b-1
Plan. As a result of this change, total fees charged for distribution and shareholder servicing services remain the same, although for Class B and C shareholders, the service fee is now a Rule 12b-1 service fee and the fee table in the section entitled "How Much Investors Pay" has been changed accordingly.


C:\Documents and Settings\e466606\Local Settings\Temporary
Internet Files\OLK1A\Item 77I - Short Duration Fund.rtf

Item 77I - DWS International Select Equity Fund (a series of DWS Advisor Funds)

The Board of the fund approved the conversion, on August 18, 2006, of the Premier Class shares of the fund into the Institutional Class shares of the fund. The conversion was not a taxable event for shareholders.

The advisor agreed to implement expense caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30, 2007.

The characteristics and features of Premier Class and Institutional Class shares are similar, except as noted below.

Institutional Class shares generally have an initial investment minimum of $1,000,000 with no minimum subsequent investment requirements. Please see the fund's prospectus for additional information about each share class.



Effective October 23, 2006, the Investment Class shares of the
Fund converted into Class S shares of the Fund. The conversion was not a taxable event for shareholders.

The advisor agreed to implement expense caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30, 2007.

The characteristics and features of Investment Class and Class S shares are similar, except as noted below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.



Class B and C shareholders of the Fund approved a proposal to convert the fund's Shareholder Services Agreement to a Rule 12b-1 Plan. As a result of this change, total fees charged for distribution and shareholder servicing services remain the same, although for Class B and C shareholders, the service fee is now a Rule 12b-1 service fee and the fee table in the section entitled "How Much Investors Pay" has been changed accordingly.

G:\sec_reg\NSAR\2006\103106\Item 77I - International Select Equity Fund.rtf

Item 77I - DWS Core Fixed Income Fund (a series of DWS Advisor Funds)

Effective October 23, 2006, the Investment Class shares of the Fund converted into Class S shares of the Fund. The conversion was not a taxable event for shareholders.

The advisor agreed to implement expense caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30, 2007.

The characteristics and features of Investment Class and Class S shares are similar, except as noted below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.



Class B and C shareholders of the Fund approved a proposal to convert the fund's Shareholder Services Agreement to a Rule 12b-1 Plan. As a result of this change, total fees charged for distribution and shareholder servicing services remain the same, although for Class B and C shareholders, the service fee is now a Rule 12b-1 service fee and the fee table in the section entitled "How Much Investors Pay" has been changed accordingly.

G:\sec_reg\NSAR\2006\103106\Item 77I - Core Fixed Income Fund.rtf

Item 77I - DWS High Income Plus Fund (a
series of DWS Advisor Funds)

Effective August 18, 2006, the Premier
Class shares of the fund converted into
the Institutional Class
shares of the fund. The conversion was
not a taxable event for shareholders.

The advisor agreed to implement expense
caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30,
2007.

The characteristics and features of
Premier Class and Institutional Class
shares are similar, except as
noted below.

Institutional Class shares generally have an initial investment minimum of
$1,000,000 with no
minimum subsequent investment
requirements. Please see the fund's
prospectus for additional
information about each share class.



Effective October 23, 2006, the
Investment Class shares of the Fund
converted into Class S shares
of the Fund. The conversion was not a
taxable event for shareholders.

The advisor agreed to implement expense
caps so as to ensure that shareholders of the combined classes will not pay higher expenses as a result of the share class conversions through September 30,
2007.

The characteristics and features of
Investment Class and Class S shares are
similar, except as noted
below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.



Class B and C shareholders of the Fund
approved a proposal to convert the fund's
Shareholder
Services Agreement to a Rule 12b-1 Plan.
As a result of this change, total fees
charged for
distribution and shareholder servicing
services remain the same, although for
Class B and C
shareholders, the service fee is now a
Rule 12b-1 service fee and the fee table in the section entitled
"How Much Investors Pay" has been changed accordingly.

C:\Documents and Settings\e457772\Local
Settings\Temporary Internet
Files\OLKD\Item 77I - High Income Plus
Fund.rtf


Item 77I - DWS International Equity Fund (a series of DWS Advisor Funds)

Effective October 23, 2006, the Investment Class shares of DWS International Equity Fund were renamed Class S shares. The characteristics and features of Investment Class and Class S shares are similar, except as noted below.

Class S shares generally have an initial investment minimum of $2,500 ($1,000 for IRAs). Class S shares also have an investment minimum of $50 for additional investments and for exchanges between existing accounts. Please see the fund's prospectus for additional information. Class S shares are generally only available to new investors through fee-based programs of broker-dealers and registered investment advisors who typically charge ongoing fees for services they provide and through certain group retirement plans.

Class C shareholders of DWS International Equity
Fund approved a proposal to convert the fund's
Shareholder Services Agreement to a Rule 12b-1 Plan.
As a result of this change, total fees charged for distribution and shareholder servicing services remain the same, although for Class C shareholders, the service fee is now a Rule 12b-1 service fee and the fee table in the section entitled "How Much Investors
Pay" has been changed accordingly. The 0.25% shareholder servicing fee charged to Class C shares is no longer included under "Other Expenses," and instead the 0.25% Rule 12b-1 service fee has been included under the heading "Distribution (12b-1)
Fee," which is now described as "Distribution/Service
(12b-1) Fee." The total Distribution/Service (12b-1) fee for Class C is 1.00%.

C:\Documents and Settings\e459633\Local
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77I - International Equity Fund.rtf